Exhibit 10.1

Neuraxis, Inc.

2022 Omnibus Securities and Incentive Plan (As Amended As of June 11, 2026)

-i-

-ii-

Neuraxis, Inc.

2022 Omnibus Securities and Incentive Plan (As Amended As of June 11, 2026)

ARTICLE I

PURPOSE

The purpose of this Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”) is to benefit the stockholders of Neuraxis, Inc., a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Award” shall mean, individually or collectively, any Distribution Equivalent Right, Option, Performance Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Unrestricted Stock Award.

“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, and each of which shall constitute a part of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

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With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Holder has been discharged for Cause

“Change of Control” shall mean the consummation of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Common Stock immediately prior to the Business Combination have substantially the same proportionate ownership of the Company or surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d) The approval by the holders of shares of Common Stock of a Plan of complete liquidation of the Company other than a liquidation of the Company into any subsidiary or a liquidation a result of which Persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of the surviving corporation immediately after such liquidation as immediately before; or

(e) Within any twenty-four (24)-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraph (a), (b), (c) or (d) of this definition).

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

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“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Neuraxis, Inc., a Delaware corporation, and any successor thereto.

“Consultant” shall mean any non-Employee advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Continuous Service” shall mean that the Holder’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Holder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Holder, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

“Disability” shall mean if Holder (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

“Distribution Equivalent Right” shall mean an Award granted under ARTICLE XII which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Common Stock during the period the Holder held the Distribution Equivalent Right.

“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

“Effective Date” shall have the meaning ascribed to that term in ARTICLE III.

“Employee” shall mean any employee, including officers, of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, the closing sales price of the Common Stock for such date (or, in the event that the Common Stock are not traded on such date, on the immediately preceding trading date) as reported in The Wall Street Journal or a comparable reporting service. If the Common Stock are not listed on a national securities exchange, but are quoted on the OTC Markets OTC Link, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of Common Stock for such date. If the Common Stock are not quoted or listed as set forth above, Fair Market Value shall be determined by the Committee in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Common Stock shall be determined by the Committee in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.

“Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Good Reason” shall mean, unless the applicable Award Agreement states otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Holder’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Holder describing the applicable circumstances (which notice must be provided by the Holder within ninety (90) days of the initial existence of the applicable circumstances): (i) any material, adverse change in the Holder’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Holder’s base salary; or (iii) a geographical relocation of the Holder’s principal office location by more than fifty (50) miles.

“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code.

“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Option” shall mean an Award granted under ARTICLE VII of an option to purchase Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

“Performance Stock Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Stock Unit Award.

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“Performance Stock Unit Award” shall mean an Award granted under ARTICLE XI under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

“Performance Stock Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Unit Award.

“Plan” shall mean this Neuraxis, Inc. 2022 OMNIBUS SECURITIES AND INCENTIVE PLAN (AS AMENDED AS OF JUNE 11, 2026), as amended from time to time, together with each of the Award Agreements utilized hereunder.

“Restricted Stock Award” shall mean an Award granted under ARTICLE VIII of Common Stock, the transferability of which by the Holder shall be subject to Restrictions.

“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

“Restricted Stock Unit” shall have the meaning ascribed to that term in Section 10.2.

“Restricted Stock Unit Award” shall mean an Award granted under ARTICLE X under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

“Restricted Stock Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

“Restriction Period” shall mean the period of time for which Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Stock Appreciation Right” shall mean an Award granted under ARTICLE XIII of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise.

“Stock Appreciation Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the Common Stock under the related Option, all as set forth in Section 13.2.

“Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Stock Unit Award Agreement, or represents one (1) share of Common Stock for purposes of each Restricted Stock Unit Award.

“Unrestricted Stock Award” shall mean an Award granted under ARTICLE IX of Common Stock which are not subject to Restrictions.

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“Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan was effective as of August 8, 2023 (the date on which the U.S. Securities and Exchange Commission declared the Company’s Registration Statement on Form S-1 (File No. 333-269179) effective under the Securities Act of 1933, as amended (the “Effective Date”).

ARTICLE IV

ADMINISTRATION

Section 4.1. Administration. The Plan shall be administered by the Committee.

Section 4.2. Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including, but not limited to, determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of Common Stock which may be issued under an Award, all as applicable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee, in its discretion, shall deem relevant.

Section 4.3. Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this ARTICLE IV shall be conclusive and binding on the Company and all Holders.

Section 4.4. Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish, in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, or (ii) in such a manner as would cause the Plan not to comply with the requirements of applicable law or applicable exchange rules.

Section 4.5. Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3, other applicable law or applicable exchange rules, and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the shares of Common Stock are then listed) may grant Awards to Directors who are not also Employees.

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ARTICLE V

STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1. Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of ARTICLE VI. Subject to ARTICLE XIV, the aggregate number of shares of Common Stock (including shares of Common Stock underlying Options designated as Incentive Stock Options) that may be issued under the Plan shall not exceed three million four hundred thousand (3,400,000) shares of Common Stock, plus an annual increase on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2033 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board or the Compensation Committee. The Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Common Stock subject to such Award shall again be available for the grant of a new Award.

Section 5.2. Prior Stock Plan. On and after stockholder approval of this Plan, no awards shall be granted under that certain Innovative Health Solutions, Inc. 2017 Stock Compensation Plan dated as of October 12, 2017, as amended on each of September 13, 2019, September 9, 2021, and November 1, 2022 (as amended, the “Prior Plan”), but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the Prior Plan’s terms. However, to the extent that an award under the Prior Plan lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any Common Stock subject to such award shall again be available for the grant of a new Award under this Plan.

Section 5.3. Common Stock Offered. The Common Stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI

ELIGIBILITY FOR AWARDS

Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants (or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended). An eligible person must be a natural person, and may only be granted an Award in connection with the provision of services. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, any combination thereof or, solely for Employees, an Incentive Stock Option.

ARTICLE VII

OPTIONS

Section 7.1. Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

Section 7.2. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

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Section 7.3. Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-Qualified Stock Options. Incentive Stock Options shall be granted to Employees only. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4. Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Common Stock (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, an Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Common Stock to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Common Stock from the Company directly to a brokerage firm, and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Common Stock to be issued upon exercise of the Option by the number of such shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. Each Option Agreement shall specify the effect of the termination of the Holder’s Continuous Service on the exercisability of the Option. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, including, but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall, in its sole discretion, determine. The terms and conditions of the respective Option Agreements need not be identical.

Section 7.5. Option Price and Payment. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Option; provided, however, that such Option price as determined by the Committee shall be subject to adjustment as provided in ARTICLE XIV. The Option price or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Common Stock otherwise issuable in connection with the exercise of the Option, for purposes of Section 7.4(b). Separate stock certificates shall be issued by the Company for Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

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Section 7.6. Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Common Stock as have been purchased under the Option and for which stock certificates have been registered in the Holder’s name.

Section 7.7. Options and Rights in Substitution for Stock or Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock or stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

Section 7.8. Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in ARTICLE XIV and subject to Section 409A of the Code, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

Section 8.1. Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2

Section 8.2. Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Common Stock during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (I) subject to the provisions hereof, accelerated vesting of Awards, including, but not limited to, accelerated vesting upon the occurrence of a Change of Control, (II) tax matters (including provisions covering any applicable Employee wage withholding requirements), and (III) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall, in its sole discretion, determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

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Section 8.3. Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Common Stock received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 8.4. Restricted Stock Award Agreements. At the time any Award is made under this ARTICLE VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX

UNRESTRICTED STOCK AWARDS

Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold) Common Stock which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X

RESTRICTED STOCK UNIT AWARDS

Section 10.1. Terms and Conditions. The Committee shall set forth in the applicable Restricted Stock Unit Award Agreement the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2 and the number of Units awarded to the Holder. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Award Agreements need not be identical.

Section 10.2. Payments. The Holder of a hypothetical Common Stock unit (“Restricted Stock Unit”) shall be entitled to receive a cash payment equal to the Fair Market Value of shares of Common Stock, or one (1) shares of Common Stock, as determined, in the sole discretion, of the Committee and as set forth in the Restricted Stock Unit Award Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement.

ARTICLE XI

PERFORMANCE STOCK UNIT AWARDS

Section 11.1. Terms and Conditions. The Committee shall set forth in the applicable Performance Stock Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Unit Award Agreements need not be identical.

Section 11.2. Payments. The Holder of a Performance Stock Unit shall be entitled to receive a cash payment equal to the dollar value or number of shares of Common Stock assigned to such Unit under the applicable Performance Stock Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Stock Unit Award Agreement) the performance goals and objectives set forth in such Performance Stock Unit Award Agreement.

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ARTICLE XII

DISTRIBUTION EQUIVALENT RIGHTS

Section 12.1. Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Right Award Agreement the terms and conditions applicable to such Award, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Rights may be settled in cash or in Common Stock, as set forth in the applicable Distribution Equivalent Right Award Agreement. A Distribution Equivalent Right may, but need not, be awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Right shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

Section 12.2. Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Right may provide for the crediting of interest on a Distribution Equivalent Right to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIII

STOCK APPRECIATION RIGHTS

Section 13.1. Terms and Conditions. The Committee shall set forth in the applicable Stock Appreciation Right Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which for purposes of a Stock Appreciation Right which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined, in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b) The number of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 13.2. Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per share of Common Stock exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when shares of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

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(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per share of Common Stock exercise price under the related Option and the Fair Market Value of the Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Common Stock with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Common Stock subject to the related Option exceeds the per share of Common Stock exercise price under the related Option.

ARTICLE XIV

RECAPITALIZATION OR REORGANIZATION

Section 14.1. Adjustments to Common Stock. The shares with respect to which Awards may be granted under the Plan are Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Common Stock underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Common Stock or the payment of a Common Stock dividend on Common Stock without receipt of consideration by the Company, the number of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Common Stock, shall be proportionately increased, and the purchase price per share of Common Stock shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Common Stock, shall be proportionately reduced, and the purchase price per share of Common Stock shall be proportionately increased. Notwithstanding the foregoing or any other provision of this ARTICLE XIV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-Qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-Qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

Section 14.2. Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Common Stock then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Common Stock then covered by such Award.

Section 14.3. Other Events. In the event of changes to the outstanding Common Stock by reason of extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange, stock split, reverse stock split or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this ARTICLE XIV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Committee, in such manner as the Committee shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Common Stock or other consideration subject to such Awards. In the event of any adjustment pursuant to Section 14.1, Section 14.2 or this Section 14.3, the aggregate number of Common Stock available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Committee, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Common Stock subject to any Award shall be rounded to the nearest whole number.

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Section 14.4. Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 14.5. No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Common Stock subject to Awards theretofore granted or the purchase price per share of Common Stock, if applicable.

ARTICLE XV

AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this ARTICLE XV, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board, in its discretion, may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, stockholder approval shall be required for ay modification of the Plan that (i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission or any securities exchange applicable to the Company, (ii) increases the number of shares authorized under the Plan as specified in Section 5.1, or (iii) amends, modifies or suspends Section 7.8 (repricing prohibitions) or this ARTICLE XV. In addition, unless otherwise permitted under the Award Agreement, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder.

ARTICLE XVI

MISCELLANEOUS

Section 16.1. No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 16.2. No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of such Consultant’s consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

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Section 16.3. Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Common Stock issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of Section 409A of the Code. No fractional Common Stock shall be delivered, nor shall any cash in lieu of fractional Common Stock be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Common Stock, no Common Stock shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 16.4. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 16.5. Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 16.3.

Section 16.6. Beneficiary Designations. The Committee may also establish procedures as it deems appropriate for a Holder to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Holder and receive any property distributable with respect to any Award in the event of the Holder’s death. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 16.7. Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

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Section 16.8. Section 409A. Notwithstanding anything in the Plan or any Award to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Holder under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Holder under the Plan or any Award solely by reason of the occurrence of a change in control event or due to the Holder’s Disability or “separation from service” or similar terms under this Plan, such amount or benefit will not be payable or distributable to the Holder by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, Disability or separation from service meet the definition of a change in control event, Disability or separation from service, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Holder who is a “specified employee” (as defined under Section 409A of the Code) on account of separation from service may not be made before the date which is six (6) months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Section 16.9. Indemnification. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

Section 16.10. Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, directors and other service providers, in cash or property, in a manner which is not expressly authorized under the Plan.

Section 16.11. Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 16.12. Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with Delaware law, without regard to principles of conflicts of law.

Section 16.13. Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 16.14. No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 16.15. Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Section 16.16. Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement. The terms of the Award Agreements utilized under the Plan need not be the same.

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